                                                        EXHIBIT 99.2 - PRO FORMA
                                                           FINANCIAL INFORMATION

                           MANHATTAN ASSOCIATES, INC.
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         On October 24, 2000, Manhattan Associates, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Intrepa, L.L.C. ("Intrepa") to acquire substantially all of the assets of Intrepa for a purchase price of $30 million. The purchase price consists of a cash payment at closing of $13,000,000, the issuance in January 2001 of $10,000,000 of the Company's common stock, and the issuance by the Company of a promissory note for $7,000,000 payable to Intrepa by April 2003. The purchase also includes the assumption of substantially all of the liabilities of Intrepa, including immediate payment by the Company of the remaining $2,000,000 of principal and up to $15,000 interest on a promissory note previously issued by Intrepa.

         The following unaudited pro forma combined financial statements give effect to Manhattan's acquisition of Intrepa's assets accounted for under the purchase method of accounting. This information is based on preliminary valuations of the fair market value of assets and liabilities acquired and the estimated useful lives of intangible assets acquired in the transaction and are subject to change pending finalization of the valuations.

         The accompanying unaudited pro forma combined balance sheet has been prepared as if the acquisition had been consummated as of September 30, 2000. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2000 have been prepared as if the proposed acquisition had occurred on January 1, 2000.

         The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the acquired assets been operated as a single entity during the period presented. The pro forma adjustments are based on management's estimates, available information and various assumptions and may be revised as additional information becomes available. The unaudited pro forma combined financial statements as of and for the nine months ended September 30, 2000 should be read in conjunction with the other financial statements and notes thereto included elsewhere in this current report.

         The Company estimates that it will incur approximately $800,000 in direct expenses in connection with its acquisition of Intrepa. The transaction costs consist of fees for attorneys, accountants, financial printing costs and other related expenses. The Company cannot assure you that it will not incur additional expenses in subsequent quarters to reflect costs associated to complete the acquisition.

                              MANHATTAN AND INTREPA
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                                                                               PRO FORMA       NOTE    COMBINED
                                                                 MANHATTAN       INTREPA      ADJUSTMENTS      REF.    MANHATTAN
                                                                 ----------      --------     -----------      ----    ---------

ASSETS
Current assets:
     Cash and cash equivalents .............................     $   59,607      $    786      $  (15,000)      a       $ 45,393
     Short-term investments ................................         16,503            --              --                 16,503
     Accounts receivable, net ..............................         24,442         2,204              --                 26,646
     Deferred income taxes .................................          2,915            --           1,102                  4,017
     Prepaid expenses and other current assets .............          1,321           123              --                  1,444
                                                                 ----------      --------      ----------               --------
          Total current assets .............................        104,788         3,113         (13,898)                94,003
                                                                 ----------      --------      ----------               --------

     Property and equipment, net ...........................          9,431           859            (100)      c         10,190
     Intangible and other assets, net ......................          2,668         2,382          28,407       d         33,457
                                                                 ----------      --------      ----------               --------
          Total assets .....................................     $  116,887      $  6,354      $   14,409               $137,650
                                                                 ==========      ========      ==========               ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued liabilities ..............     $   17,986      $  2,017      $      800       e       $ 20,803
     Current  portion of note payable and
         capital lease obligations .........................            153           667            (667)      i            153
     Deferred revenue ......................................         14,189         2,301              --                 16,490
                                                                 ----------      --------      ----------               --------
          Total current liabilities ........................         32,328         4,985             133                 37,446
                                                                 ----------      --------      ----------               --------

Long-term portion of note payable and capital
      lease obligations ....................................            664         1,333           5,667       i          7,664
Withheld employee investments ..............................             --           205              --                    205

Shareholders' equity
     Preferred stock .......................................             --            --              --                     --
     Common stock ..........................................            257            --               2       f            259
     Additional paid in capital ............................         67,105            --          10,236       f         77,341
     Members' equity .......................................             --         3,512          (3,512)      f             --
     Retained earnings (accumulated deficit) ...............         16,882        (3,681)          1,083       j         15,084
     Accumulated other comprehensive loss ..................           (131)           --              --                   (131)
     Deferred compensation .................................           (218)           --              --                   (218)
                                                                 ----------      --------      ----------               --------
          Total shareholders' equity .......................         83,895          (169)          8,609                 92,335
                                                                 ----------      --------      ----------               --------
          Total liabilities and shareholders' equity .......     $  116,887      $  6,354      $   14,409               $137,650
                                                                 ==========      ========      ==========               ========

                              MANHATTAN AND INTREPA
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                          PRO FORMA     NOTE     COMBINED
                                                                MANHATTAN     INTREPA    ADJUSTMENTS    REF.    MANHATTAN
                                                                ---------     --------   -----------    ----    ---------
Revenue:
     Software license ......................................     $ 17,251     $  2,023     $     --              $ 19,274
     Services ..............................................       57,979        4,818           --                62,797
     Hardware ..............................................       21,445          247           --                21,692
                                                                 --------     --------     --------              --------
          Total revenue ....................................       96,675        7,088           --               103,763
                                                                 --------     --------     --------              --------
Cost of revenue:
     Software license ......................................        1,008          446          679      g          2,133
     Services ..............................................       24,944        1,750           --                26,694
     Hardware ..............................................       17,448           --           --                17,448
                                                                 --------     --------     --------              --------
          Total cost of revenue ............................       43,400        2,196          679                46,275
                                                                 --------     --------     --------              --------
Gross margin ...............................................       53,275        4,892         (679)               57,488
                                                                 --------     --------     --------              --------
Operating expenses:
     Research and development ..............................       10,301        2,270           --                12,571
     In process research and development ...................           --           --        2,900      g          2,900
     Sales and marketing ...................................       12,906        3,244           --                16,150
     General and administrative ............................       11,386        2,513        2,495      g         16,394
                                                                 --------     --------     --------              --------
          Total operating expenses .........................       34,593        8,027        5,395                48,015
                                                                 --------     --------     --------              --------
Loss from operations .......................................       18,682       (3,135)      (6,074)                9,473
Other income (expense), net ................................        1,841          (63)        (863)     h            915
                                                                 --------     --------     --------              --------
Income (loss) before income taxes ..........................       20,523       (3,198)      (6,937)               10,388
Income tax provision (benefit) .............................        7,798           --       (3,851)     b          3,947
                                                                 --------     --------     --------              --------
Net income (loss) ..........................................     $ 12,725     $ (3,198)    $ (3,086)             $  6,441
                                                                 ========     ========     ========              ========

Basic net income per share .................................     $   0.51                                        $   0.26
                                                                 ========                                        ========
Diluted net income per share ...............................     $   0.42                                        $   0.21
                                                                 ========                                        ========

Weighted average shares outstanding:
Basic shares ...............................................       24,818                       174      f         24,992
                                                                 ========                  ========              ========
Fully diluted shares .......................................       30,108                       174      f         30,282
                                                                 ========                  ========              ========

                              MANHATTAN AND INTREPA
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

         The unaudited pro forma combined condensed financial information is based upon the following:

         (a) Adjustment to reflect the cash portion of the consideration paid for the acquisition of $13,000,000 and the repayment of the note payable of $2,000,000.

         (b) Income tax expense adjustment reflects tax benefit equal to 38% of Intrepa's net losses and the pro forma adjustments.

         (c) Represents the estimated adjustment of fixed assets to fair value.

         (d) The total purchase price of Intrepa reflects the payment of $13,000,000 in cash, the issuance of a promissory note for $7,000,000 and the issuance of 173,913 shares of the Company's common stock. The purchase price and allocation to the acquired assets is as follows (in thousands):

                  Cash .......................................................     $ 13,000
                  Promissory note ............................................        7,000
                  Common stock ...............................................       10,238
                  Other direct acquisition expenses ..........................          800
                                                                                   --------
                       Total estimated acquisition cost to be allocated ......     $ 31,038
                                                                                   ========

                  The valuation of the Company's common stock is based on its weighted average closing price five days prior to the closing of the acquisition. The number of shares issued was based on the 20-day closing average prior to October 24, 2000 having a value of $10,000,000.

                  The total purchase price of the Intrepa acquisition has been allocated to acquired assets based on estimates of their fair value. The purchase price has been assigned to the assets acquired as follows (in thousands):

                  Net liabilities assumed ..........................     $ (2,646)
                  Acquired in process research and development .....        2,900
                  Acquired developed technology ....................        7,500
                  Goodwill and other intangibles ...................       23,284
                                                                         --------
                                                                         $ 31,038
                                                                         ========

                  The Company is in the process of determining the fair values of tangible and intangible assets that were acquired. The amounts above represent the estimated values of the assets identified, but the actual allocation could differ when appraisals by a third party are completed. In addition, subsequent changes to the net liability position from the pro forma dates presented will have an impact on the goodwill and related amortization. The intangibles assets are expected to include the values of an assembled workforce, customer base and goodwill. The acquired developed technology is expected to have an estimated life of 5 years and the goodwill and other intangibles are expected to have estimated lives of 7 years.

                              MANHATTAN AND INTREPA
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

         (e) Amount represents the accrual of estimated direct acquisition costs related to professional and other fees.

         (f) Adjustment reflects the removal of the existing members' capital and the issuance of 173,913 shares of common stock with an estimated value of $10,238,000.

         (g) Adjustments reflect: (1) the amortization of estimated acquired developed technology, assuming an estimated life of 5 years, less the amortization of the acquired developed technology recorded on Intrepa's financial statements; (2) the non-recurring charge for acquired in process research and development; and (3) the amortization of goodwill and other intangibles, assuming an estimated life of 7 years.

         (h) Adjustments reflect: (1) a reduction in interest income at a 5% interest rate due to the reduction in cash as a result of the acquisition; (2) the interest expense on the promissory note issued to Intrepa as part of the acquisition by Manhattan; and (3) the elimination of interest expense associated with the Intrepa promissory note to CIBER.

         (i) Adjustment represents the removal of Intrepa's note payable to CIBER of $2,000,000 and the addition of a promissory note of $7,000,000 due from the Company as a result of the acquisition by the Company.

         (j) Adjustment eliminate the Intrepa accumulated deficit, less $2.9 million for the non-recurring charge for acquired in process research and development.